UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        August 2, 2012

GENESIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0908171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N. Military Trail, Suite 275, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 988-1988

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 2, 2012, the Company and MidMarket Capital Partners, LLC (“MidMarket”) entered into a Commitment Letter (the “Commitment Letter”) pursuant to which, and subject to the conditions set forth therein, MidMarket committed to provide, through one or more of its affiliates, a term loan credit facility in the aggregate principal amount of $13,000,000.  The Commitment Letter contemplates that the loan facility will be guarantied by each of the Company’s existing and future wholly owned domestic subsidiaries and that the Company and such guarantors will pledge substantially all of their assets as collateral for the obligations under the loan facility.  The Commitment Letter contemplates that the proceeds of the loan facility will be used to partially refinance existing indebtedness of the Company and to financing certain targeted acquisitions of the Company.  The Commitment Letter also contemplates that the Company will issue warrants to MidMarket to purchase up to 10% of the Company’s common stock (on a fully diluted basis).

The foregoing description of the Commitment Letter and the transactions contemplated thereby is qualified in its entirety by reference to the complete terms and conditions of the definitive documentation to be negotiated and executed in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROUP HOLDINGS, INC.

Date: August 6, 2012	By:	/s/ Mark Munro
Mark Munro Chief Executive Officer